Exhibit 10.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
October 1, 2021	October 1, 2023

METRO ONE TELECOMMUNICATIONS, INC.
WARRANT TO PURCHASE SHARES COMMON STOCK

This Warrant is issued to CLOS TRADING LTD. or its assigns (the “Holder”) by METRO ONE TELECOMMUNICATIONS, INC., a Delaware corporation (the “Company”).

1. Purchase of Shares.

1.1 Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to an aggregate of 7,791,658 fully paid and nonassessable shares of the Company’s Common Stock (the “Common Stock”).

1.2 Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be $0.02567 per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 5 hereof.

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on October 1, 2021 and ending at 5:00 p.m. ET on October 1, 2023, (the “Exercise Period”).

3. Method of Exercise.

3.1 While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

3.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3.1 above.

3.3 As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter (such date, the “Share Delivery Date”), the Company at its expense will cause the Shares purchased hereunder to be transmitted by (x) the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the Shares are eligible for resale by the Holder pursuant to Rule 144, and (y) otherwise by book entry transfer registered in the Company’s share register in the name of the Holder or its designee (or at the request of the Holder, by physical delivery of a certificate, registered in the name of the Holder or its designee), for the number of Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise. The Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price, prior to the issuance of such Shares, having been paid.

3.4 In case such exercise is in part only, the Company shall, at the request of the Holder, issue a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3.1 above.

4. Covenants of the Company.

4.1 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall provide the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.2 Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

5.1 Subdivisions Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, or stock dividend provided for in Section 5.1 above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

5.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

7. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company. Upon the exercise of the Warrant, if not already a party thereto, the Holder shall execute a joinder to each of the Transaction Documents (as defined in the Purchase Agreement) then in effect, and any other related agreements or instruments as reasonably requested by the Company at such time. If the Holder is already party to the Transaction Documents, the Holder agrees that upon the exercise of the Warrant, the Shares shall be subject to the terms and conditions of the Purchase Agreement in all respects.

8. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws, the last sentence of this Section 8 and any other contractual restrictions between the Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company; provided, that the Holder shall not make any such transfer to any of the Company’s competitors as such is reasonably determined by the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants. Notwithstanding the foregoing, any transfer of this Warrant and any rights hereunder shall be subject to the terms and conditions regarding transfers set forth in the Company’s Bylaws, as amended from time to time.

9. Governing Law. This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

11. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 13):

If to the Company:

METRO ONE TELECOMMUNICATIONS, INC.
30 North Gould Street, Suite 2990
Sheridan, WY 82801

Attention: Elchanan Maoz, President

If to Holder:

At the address shown on the signature page hereto.

14. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

16. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

METRO ONE TELECOMMUNICATIONS, INC.

By:
	Name:	Elchanan Maoz
	Title:	President

ACKNOWLEDGED AND AGREED:

HOLDER – CLOS TRADING LTD.

By:
Name:
Title:

Address:	Ofek Building
Hamenofim Street 8
Herzeliya, Israel

NOTICE OF EXERCISE

METRO ONE TELECOMMUNICATIONS, INC.

Attention: President

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

_____________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full.

☐ Check here if requesting delivery via book entry transfer.

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: ___________________	HOLDER:

By:
Name:
Title:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.